UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM 8-K
___________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 4, 2024

FORUM ENERGY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35504	61-1488595
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10344 Sam Houston Park Drive	Suite 300	Houston	TX	77064
(Address of Principal Executive Offices)				(Zip Code)

281	949-2500
Registrant's telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FET	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction
As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 3, 2023, by Forum Energy Technologies, Inc., a Delaware corporation (“Forum”), Forum and Forum Canada ULC, an Alberta corporation and a wholly owned subsidiary of Forum (the “Purchaser”), entered into a Stock Purchase Agreement (the “Agreement”) with (i) Variperm Holdings Ltd., an Alberta corporation (“Variperm”); (ii) Variperm Energy Services Partnership, an Alberta general partnership (“VES Partnership”); (iii) Jamie Olson, a resident of Alberta (“Olson”); (iv) Elise Robertson, a resident of Alberta (“Robertson”); (v) Slotting RemainCo Limited Partnership, an Alberta limited partnership (“RemainCo” and, together with VES Partnership, Olson and Robertson, the “Sellers,” and each, a “Seller”); and (vi) VES Partnership in its capacity as the representative of the Sellers, pursuant to which, upon the terms and subject to the conditions set forth therein, the Purchaser purchased from the Sellers all of the issued and outstanding common shares of Variperm (the “Acquisition”). Upon consummation of the Acquisition and the other transactions contemplated by the Agreement (the “Transactions”) on January 4, 2024 (the “Closing Date”), Variperm became a wholly owned subsidiary of the Purchaser.

Item 1.01 Entry into a Material Definitive Agreement.
Credit Agreement
On the Closing Date, Forum entered into the Second Lien Seller Term Loan Credit Agreement, (the “Credit Agreement”), by and among Forum, as borrower, the Sellers and certain of the Option Holders (as defined in the Agreement), as lenders (the “Lenders”), and VES Partnership, as administrative and collateral agent for each of the Lenders.
Pursuant to the Credit Agreement, Forum borrowed $60.0 million aggregate principal amount of term loans (the “Term Loans”), which mature in December 2026. The Term Loans bear interest at the rate of (i) 11.0% per year for the period commencing on the Closing Date through the first anniversary of the Closing Date, (ii) 17.0% per annum for the period commencing on the first anniversary of the Closing Date through the second anniversary of the Closing Date and (iii) 17.5% per annum for the period commencing on the second anniversary of the Closing Date through the maturity date.
The Credit Agreement requires Forum to maintain a fixed charge coverage ratio of at least 1.00 to 1.00 as of the last day of each fiscal quarter commencing at the time excess availability is less than the greater of (x) 12.5% of the Line Cap and (y) $31.25 million and continuing until excess availability exceeds the greater of (x) 12.5% of the Line Cap and (y) $31.25 million for 60 consecutive days. “Line Cap” has the meaning set forth in the Third Amended and Restated Credit Agreement, dated as of October 30, 2017, as amended by Amendment No. 1 to Third Amended and Restated Credit Agreement dated as of February 3, 2020, Amendment No. 2 to Third Amended and Restated Credit Agreement and Amendment No. 1 to each Guaranty and Security Agreement dated as of July 24, 2020, the Master Assignment Agreement and Amendment No. 3 to Third Amended and Restated Credit Agreement dated as of September 8, 2021, Amendment No. 4 to Third Amended and Restated Credit Agreement dated as of April 1, 2023, and the Master Assignment Agreement and Amendment No. 5 to Third Amended and Restated Credit Agreement dated as of November 1, 2023, by and among Wells Fargo Bank, National Association, as administrative agent, the lenders party thereto from time to time, Forum, as a borrower, the other borrowers party thereto from time to time and the other parties party thereto from time to time (the “ABL Credit Agreement”).
Subject to customary exceptions, all obligations under the Credit Agreement are guaranteed, jointly and severally, by our wholly-owned U.S. and Canadian subsidiaries and are secured by substantially all assets of each such entity and the Company, subject to customary exclusions pursuant to certain intercreditor arrangements.
The Credit Agreement also contains customary representations and warranties and affirmative and negative covenants, as well as customary events of default, with corresponding grace periods, including, without limitation, payment defaults, cross-defaults to other agreements evidencing indebtedness and bankruptcy-related defaults.
The foregoing description of the Credit Agreement is a summary only and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 hereto.
Investor Rights Agreement
On the Closing Date, Forum and the Sellers entered into an investor rights agreement (the “Investor Rights Agreement”) with respect to the 2.0 million shares of common stock, par value $0.01 per share, of Forum (“Forum Common Stock”, and such shares, the “Shares”) in connection with the consummation of the Acquisition, which provides for (i) a 180-day lock-up on transfers of the Shares post-Closing, subject to certain exceptions, (ii) customary registration rights under the Securities Act of 1933, as amended (the “Securities Act”), and (iii) a standstill and voting agreement as to routine voting items with respect to any stockholder party thereto that beneficially owns 5.0% or more of the outstanding Forum Common Stock, which will cease to apply to any such stockholder at the earlier of (a) the time such stockholder beneficially owns less than 5.0% of the Forum Common Stock outstanding or (b) two years from the Closing Date.

The foregoing description of the Investor Rights Agreement is a summary only and is qualified in its entirety by reference to the full text of the Investor Rights Agreement, which is filed as Exhibit 10.2 hereto.
First Supplemental Indenture
Additionally, on the Closing Date, Forum entered into the first supplemental indenture (the “Supplemental Indenture”) to the Indenture, dated as of August 4, 2020, by and among Forum, the subsidiary guarantors party thereto and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee (the “Indenture”), which adds a subsidiary of Forum as a guarantor to the Indenture.
The foregoing description of the Supplemental Indenture is a summary only and is qualified in its entirety by reference to the full text of the Supplemental Indenture, which is filed as Exhibit 4.1 hereto.

Item 2.01 Completion of Acquisition or Disposition of Assets.
The information set forth in the Introduction above regarding the Transactions and in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.
On the Closing Date, the Acquisition was consummated in accordance with the terms and conditions of the Agreement. In connection with the consummation of the Acquisition, Forum paid aggregate consideration of (i) the Shares and (ii) an amount of cash equal to US $150.0 million, as adjusted for customary purchase price adjustments set forth in the Agreement relating to cash, net working capital, indebtedness and transaction expenses of Variperm as of the closing of the Transactions (the “Cash Consideration”). Forum funded the Cash Consideration with cash on hand, borrowings under the ABL Credit Agreement of approximately $90 million and the issuance of the Credit Agreement discussed above.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in the Introduction above regarding the Transactions and in Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities
The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The issuance of the Shares was completed in reliance upon the exemption from the registration requirements of the Securities Act, provided by Section 4(a)(2) thereof as a transaction by an issuer not involving any public offering.

Item 7.01 Regulation FD Disclosure.
On January 5, 2024, Forum issued a press release announcing the closing of the Transactions. A copy of the press release containing the announcement is furnished herewith as Exhibit 99.1 and incorporated by reference herein.
The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, shall not otherwise be subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing under the Securities Act unless specifically identified therein as being incorporated therein by reference. The furnishing of this communication is not intended to constitute a representation that such information is required by Regulation FD or that the material it contains include material information that is not otherwise publicly available.

Item 9.01 Exhibits.
(a) Financial Statements of Business Acquired
The financial statements required by this Item 9.01(a) are not included in this Current Report on Form 8-K. Forum intends to file such financial statements by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.
(b) Pro Forma Financial Information
The pro forma financial information required by this Item 9.01(b) is not included in this Current Report on Form 8-K. Forum intends to file such pro forma financial information by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits:

Exhibit No.	Exhibit Title or Description
2.1*
Stock Purchase Agreement, dated as of November 1, 2023, by and among Forum, the Purchaser, Variperm, the Sellers and VES Partnership, as the Sellers’ Representative (incorporated by reference to Exhibit 2.1 to Forum’s Current Report on Form 8-K filed on November 3, 2023).

4.1
First Supplemental Indenture, dated as of January 4, 2024, by and among Forum, the subsidiary guarantors party thereto and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee.

10.1
Second Lien Seller Term Loan Credit Agreement, dated as of January 4, 2024, by and among Forum, the lenders party thereto, and VES Partnership, as administrative and collateral agent for each of the lenders.

10.2	Investor Rights Agreement, dated as of January 4, 2024, by and among Forum, the Sellers and James Nurcombe.

99.1	Press Release, dated January 5, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Filed previously.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2024	FORUM ENERGY TECHNOLOGIES, INC.
/s/ John C. Ivascu
John C. Ivascu
Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary